Exhibit 10.9

MAXTOR CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT

     You have been granted an award of Restricted Stock Units (the “Award”) pursuant to the Maxtor Corporation Restricted Stock Unit Plan (the “Plan”), as follows:

Participant:

Grant Date:

Number of Restricted Stock Units:

Vesting:	The Award will vest in full on 3rd anniversary of the Grant Date, provided your Service has not terminated.

     You will receive payment in cash for the value of vested Restricted Stock Units in accordance with the terms of the Plan, subject to applicable tax withholding. However, if you are eligible to participate in the Maxtor Corporation Executive Deferred Compensation Plan, you may elect in accordance with the terms of that plan to defer receipt of all or any portion of the amounts that become payable to you under the Award.

     You may designate on the form attached as Exhibit B a beneficiary to receive any amount payable to you under the Plan which has not been paid prior to your death.

     Unless otherwise defined in this Restricted Stock Unit Award Agreement, capitalized terms have the meanings assigned to them by the Plan.

     By your signature below, you and the Company agree that the Award is governed by this Restricted Stock Unit Award Agreement and by the terms and conditions of the Plan attached as Exhibit A and made a part of this Agreement. You hereby acknowledge receipt of a copy of the Exhibits attached to this Agreement, and you represent that you have read and are familiar with their provisions and hereby accept the Award subject to all of their terms and conditions.

MAXTOR	CORPORATION	PARTICIPANT

By:

Signature

Its:

Date

Address:	500 McCarthy Boulevard

	Milpitas, CA 95035	Address

ATTACHMENTS:
Exhibit A: Maxtor Corporation Restricted Stock Unit Plan
Exhibit B: Designation of Beneficiary

EXHIBIT A

MAXTOR CORPORATION

RESTRICTED STOCK UNIT PLAN

MAXTOR CORPORATION
RESTRICTED STOCK UNIT PLAN
(As Amended and Restated Through March 7, 2005)

     1. Establishment, Purpose and Term of Plan.

          1.1 Establishment. The Maxtor Corporation Restricted Stock Unit Plan (the “Plan”) is hereby established effective as of June 10, 2002 (the “Effective Date”).

          1.2 Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing an incentive to motivate and retain executive officers and other members of the Company’s senior management designated for participation in the Plan. The Plan is intended to accomplish this purpose by providing for the award to its participants of certain rights, subject to the terms and conditions of the Plan and the participant’s award agreement, to receive a payment determined by the value of the Company’s Common Stock.

          1.3 Term of Plan. The Plan shall continue in effect until terminated by the Committee.

     2. Definitions and Construction.

          2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

               (a) “Award” means an award of one or more Restricted Stock Units pursuant to the terms and conditions of the Plan and the Participant’s Award Agreement.

               (b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

               (c) “Board” means the Board of Directors of the Company.

               (d) “Cause” means the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of a Participating Company; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of a Participating Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which of the Company is required to prepare an accounting restatement; (iv) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of the confidential or proprietary information of a Participating Company); (v) any intentional act by the Participant which has a material detrimental effect on reputation or business of a Participating Company; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

               (e) “Change in Control” means the occurrence of any of the following:

                    (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of Common Stock or (B) the combined voting power of the Company’s then-outstanding securities.

                    (ii) The Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to hold voting securities which represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

                    (iii) The occurrence of a change in the composition of the Board within a two-year period, as a result of which fewer than a majority of the members of the Board are Incumbent Directors. For purposes of this Agreement, an Incumbent Director is any member of the Board who is either:

                         (1) a member of the Board as of the Effective Date; or

                         (2) elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                    (iv) The sale or disposition of all or substantially all of the Company’s assets (or any transaction having similar effect is consummated).

                    (v) The dissolution or liquidation of the Company.

Notwithstanding any other provision herein to the contrary, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of any ownership change which may occur as a result of an underwritten public offering of the Company’s stock.

               (f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein.

               (h) “Common Stock” means the Common Stock of the Company.

               (i) “Company” means Maxtor Corporation, a Delaware corporation, or any successor thereto.

               (j) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with a Participating Company because of the sickness or injury of the Participant.

               (k) “Employee” means any person treated as an employee in the records of a Participating Company.

               (l) “Fair Market Value per Share” means, as of any date, the value of a single share of Common Stock, determined as follows:

                    (i) The closing sale price of a share of Common Stock (or the mean of the closing bid and asked prices of the Common Stock if the Common Stock is so reported instead) as reported on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, on such date, or if there are no reported sales on such date, on the last preceding date on which sales were reported; or

                    (ii) In the absence of the foregoing, the Fair Market Value per Share shall be determined by the Committee in its absolute discretion based on an appraisal of the Common Stock and after giving consideration to the book value, the revenues, and the earnings prospects of the Company in light of market conditions generally.

The Fair Market Value per Share determined under one of the preceding paragraphs shall be final, binding and conclusive on all parties for the purposes of this Plan.

               (m) “Grant Date” means the effective date of the grant of an Award as specified by the Committee.

               (n) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (o) “Participant” means a person to whom an Award has been granted.

               (p) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

               (q) “Restricted Stock Unit” means a bookkeeping entry representing the right of a Participant to receive from the Company payment in cash in an amount determined in relationship to the Fair Market Value per Share of the Common Stock, as adjusted from time to time pursuant to Section 5.8, and on a date determined in accordance with the terms of the Plan and the Participant’s Award Agreement. A Restricted Stock Unit represents an unfunded and unsecured promise by the Company to pay money; it does not represent an ownership interest in Common Stock.

               (r) “Retirement” means a Participant’s voluntary resignation from Service following the date of the Participant’s sixty-fifth (65th) birthday.

               (s) “Service” means a Participant’s employment with a Participating Company as an Employee. A Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company; provided, however, that the Committee, in its discretion, may extend the vesting period of the Award by a period equal to the period of such leave. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

               (t) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

               (u) “Trading Day” means a day on which the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Common Stock is open for trading.

               (v) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. Administration.

               (a) Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

               (b) Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

               (c) Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

               (d) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Restricted Stock Units to be subject to each Award;

               (e) to determine the terms and conditions applicable to each Award (which need not be identical);

               (f) to approve one or more forms of Award Agreement;

               (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award;

               (h) to accelerate, continue, extend or defer the vesting of any Award, including with respect to the period following a Participant’s termination of Service;

               (i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

               (j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

               3.2 Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any officers or employees of any Participating Company to whom authority to act on behalf of the Board is delegated shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

     4. Eligibility and Grant of Awards .

          4.1 Eligibility. Awards may be granted only to Employees who have been designated by Board as executive officers of the Company or who are members of senior management of a Participating Company designated by the Committee for participation. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award to be granted an additional Award.

          4.2 Grant of Awards. Awards may be granted to such eligible persons at such time or times and for such numbers of Restricted Stock Units as determined by the Committee in its discretion. No Participant shall be required to pay any monetary consideration as a condition to the receipt of an Award. Each Participant granted an Award shall be notified of such grant in writing as soon as practicable following the date of grant of the Award. The Restricted Stock Units subject to a Participant’s Award shall be credited to a bookkeeping account to be maintained for such Participant.

     5. Terms and Conditions of Awards.

          Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units covered thereby, in such form as the Committee shall from time to time establish. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          5.1 Vesting of Awards. Each Award shall become vested at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Award. The vesting provisions of individual Awards may vary; provided, however, that except as otherwise determined by the Committee in its discretion and set forth in the Award Agreement evidencing the Award, each Award shall become vested as follows:

               (a) Regular Vesting. The Award shall vest in full on the third (3rd) anniversary of the Grant Date with respect to such Award, provided that the Participant’s Service has not terminated prior to such anniversary.

               (b) Change in Control. Notwithstanding the foregoing, each Award shall vest in full upon the date of the consummation of a Change in Control, provided that the Participant’s Service has not terminated prior to such date.

          5.2 Effect of Termination of Service. If a Participant’s Service terminates for any reason other than the Retirement, death or Disability of the Participant, any portion of the Restricted Stock Units subject to the Participant’s Award which have not vested in accordance with the Award Agreement as of the date of such termination shall be forfeited and automatically canceled effective as of such date. If a Participant’s Service terminates because of the Retirement, death or Disability of the Participant, the Participant’s Award shall vest in accordance with Section 5.1 as if the Participant’s Service had not terminated prior to the applicable vesting date. Vested Restricted Stock Units subject to a terminated Participant’s Award shall be settled as provided by Section 5.3.

          5.3 Settlement of Awards. Except as otherwise determined by the Committee in its discretion and set forth in the Award Agreement evidencing an Award or as otherwise provided pursuant to Section 5.4(d), the Company shall pay to the Participant in cash on the date on which Restricted Stock Units subject to the Award vest the value of such vested Restricted Stock Units as determined in accordance with Section 5.4 and subject to the withholding of taxes pursuant to Section 5.6. Notwithstanding the foregoing, a Participant who is eligible to participate in the Company’s Executive Deferred Compensation Plan (or any successor thereto) may elect in accordance with the terms of such plan to defer receipt of all or any portion of amounts payable to the Participant pursuant to this Plan. The provisions of this Section 5.3 shall be subject to, limited by and construed in accordance with the requirements of Section 409A of the Code, to the extent applicable.

          5.4 Value of Vested Restricted Stock Units. Except as otherwise determined by the Committee in its discretion and set forth in the Award Agreement evidencing an Award, the value of each vested Restricted Stock Unit shall be determined as follows:

               (a) Regular Vesting. The value of each Restricted Stock Unit which vests in accordance with Section 5.1(a) shall be the average Fair Market Value per Share during the twenty (20) consecutive Trading Days ending on or immediately before the vesting date.

               (b) Retirement, Death or Disability. The value of each Restricted Stock Unit which vests in accordance with Section 5.2 in connection with a Participant’s Retirement, death or Disability shall be determined in accordance with Section 5.4(a).

               (c) Change in Control. The value of each Restricted Stock Unit which vests in accordance with Section 5.1(b) shall be the greater of:

                    (i) the Fair Market Value per Share on the vesting date; or

                    (ii) the value of the consideration, if any, payable to a holder of a share of Common Stock pursuant to the transaction constituting a Change in Control.

Subject to the requirements of Section 409A of the Code, to the extent applicable, if any portion of the consideration payable to a holder of a share of Common Stock pursuant to the transaction constituting a Change in Control is subject to any earn-out, escrow or other delayed or contingent payment provision pursuant to an agreement between the Company and an acquiror of the

Company (such portion being hereinafter referred to as the “Contingent Consideration”), then the Committee, in its discretion, may either (1) determine the value of each vested Restricted Stock Unit taking into account the Committee’s good faith estimate of the present value of the probable future payment of the Contingent Consideration or (2) provide for delayed determination and payment to Participants of that portion of the value of the vested Restricted Stock Units which relates to the Contingent Consideration. If the Committee elects as provided in clause (2) of the preceding sentence, then that portion of the value of vested Restricted Stock Units which relates to the Contingent Consideration shall be determined in accordance with Section 5.4(d)(ii) as of and become payable to the Participant on the date on which the Contingent Consideration, if any, becomes payable to holders of Common Stock.

          5.5 Dividend Equivalents. In its discretion, the Committee may provide in any Award that the Participant’s account under the Award shall be credited on each cash dividend payment date with a number of additional Restricted Stock Units (rounded to the nearest whole number) determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant’s account by (b) the Fair Market Value per Share on such date.

          5.6 Tax Withholding. The Company shall have the right to withhold from payroll and from any and all amounts payable to a Participant pursuant to the Plan, or require the Participant to remit to the Company, any and all federal, state, local and foreign taxes, if any, required by law to be withheld by a Participating Company with respect to any Award granted to such Participant.

          5.7 Nontransferability of Awards. Prior to payment in settlement of the Award, an Award granted to a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

          5.8 Adjustments to Awards for Changes in Capital Structure. In the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value per Share, appropriate and proportionate adjustments shall be made in the number of Restricted Stock Units subject to each Award, the class of shares to which a Restricted Stock Unit relates, and in each applicable Fair Market Value per Share in order to prevent dilution or enlargement of a Participant’s rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional Restricted Stock Unit resulting from an adjustment pursuant to this Section 5.8 shall be rounded to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

          5.9 Parachute Payment. If any payment or benefit received or to be received by a Participant pursuant to the Plan or otherwise would subject the Participant to any excise tax due to characterization of such payment or benefit as an excess parachute payment pursuant to Section 4999 of the Code, the Company shall offer to the Participant the option of (a) receiving the full parachute payment subject to the excise tax, or (b) receiving a reduced parachute payment that would not be subject to the excise tax (which in some circumstances may maximize the net benefit to the Participant). Unless the Company and the Participant otherwise agree in writing, any calculation required under this Section 5.9 shall be made in writing by independent public accountants agreed to by the Company and the Participant, whose calculation shall be conclusive and binding upon the Participant and the Company for all purposes. For purposes of calculating the Participant’s options under this Section 5.9, the accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 5.9. The Company shall bear all fees and costs the accountants may reasonably charge in connection with any calculations contemplated by this Section 5.9.

     6. Standard Form of Award Agreement.

          6.1 Award Agreement. Unless otherwise provided by the Committee at the time an Award is granted, the Award shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

          6.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement described in this Section 6 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

     7. Miscellaneous Provisions.

          7.1 Beneficiary Designation. Each Participant may name, from time to time, a beneficiary to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

          7.2 Rights as an Employee. No Employee or other person shall have any claim or right to be granted an Award under the Plan. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue as an Employee or in any other capacity, or interfere in any way with any right of a Participating Company to terminate the Participant’s Service at any time.

          7.3 No Rights as a Stockholder. Nothing in the Plan or any Award Agreement shall confer upon any Participant any rights as a stockholder of the Company, and, except as provided by Sections 5.5 and 5.8, no payment or adjustment shall be made for dividends or other distributions paid with respect to shares of Common Stock.

          7.4 Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

          7.5 Termination or Amendment of the Plan or any Award. The Committee may terminate or amend the Plan or any Award Agreement at any time. However, no termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any Award Agreement may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

          7.6 Binding Effect. Subject to the restrictions on transfer set forth herein, the terms of the Plan and a Participant’s Award Agreement shall inure to the benefit of and be binding upon the Company, the Participant and their respective heirs, executors, administrators, successors and assigns. The terms of the Plan and a Participant’s Award Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of the Plan and such Award Agreement.

          7.7 Notices. Any notice required or permitted under the Plan or any Award Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature on the Award Agreement or at such other address as such party may designate in writing from time to time to the other party.

          7.8 Choice of Law. The validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California.

STANDARD FORM OF

AWARD AGREEMENT

UNDER THE

MAXTOR CORPORATION RESTRICTED STOCK UNIT PLAN

1

EXHIBIT B

MAXTOR CORPORATION
DESIGNATION OF BENEFICIARY
UNDER RESTRICTED STOCK UNIT PLAN

TO:	[Company official designated to receive beneficiary designation]

FROM:

Name of Participant

     I am a participant in the Maxtor Corporation Restricted Stock Unit Plan (the “Plan”). In accordance with Section 7.1 of the Plan, in the event of my death, I designate the following as my beneficiary to receive all amounts payable to me under the Plan which I have not received prior to my death:

Beneficiary’s Name:

Social Security Number:

Relationship:

Address:

     If you are married and your beneficiary is someone other than your spouse, then your spouse must sign and date this form.

This designation revokes all prior beneficiary designations I have made under the Plan.

Date:

Signature of Participant

Consent of Spouse:

     I am the spouse of the above named Participant. I consent to the above designation of a beneficiary other than me to receive payments due to my spouse under the Plan.

Date:

Signature of Participant’s Spouse

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